As filed with the Securities and Exchange Commission on June 1, 1999
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                         Form S-3 Registration Statement
                        Under the Securities Act of 1933

                              --------------------

                                MICROVISION, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

     WASHINGTON                                           91-1600822
     (State or other jurisdiction                       (IRS Employer
     of incorporation or organization)                 Identification No.)

                            19910 North Creek Parkway
                             Bothell, WA 98011-3008
                           (425) 415-6847 (telephone)
                           (425) 415-0066 (facsimile)
       (Address, including zip code, and telephone and facsimile numbers, including area code, of principal executive offices)

                              --------------------

                   Richard A. Raisig, Chief Financial Officer
                            19910 North Creek Parkway
                             Bothell, WA 98011-3008
                           (425) 415-6614 (telephone)
                           (425) 481-1625 (facsimile)
                        (Name, address, including zip code,
                 and telephone and facsimile numbers, including area
                        code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE

==============================================================================================================
Title of Each         Amount                Proposed Maximum           Proposed Maximum          Amount of
Class of Securities   to be                 Offering Price Per         Aggregate Offering        Registration
Registered            Registered (1)        Share                      Price                     Fee
-------------------   --------------        -------------------        ------------------        ------------

Common Stock,         286,150 shares (2)    $ 26.0625 (3)              $ 7,457,784.30            $ 2,073.26
no par value

Common Stock          143,075                    -  (4)                $     -  (4)              $  -  (4)
Purchase Warrants
==============================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, there are also being registered such indeterminate number of additional shares of common stock as may be issuable upon exercise of the common stock purchase warrants described herein pursuant to the provisions thereof regarding adjustment for stock dividends, stock splits or similar events.

(2) Of the shares being registered hereby, 143,075 are issuable upon exercise of unit warrants at an exercise price of $9.60 per unit, and 143,075 are issuable upon exercise of warrants at an exercise price of $12.00 per share which are issuable upon exercise of an outstanding warrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), under the Securities Act of 1933, as amended, based on an estimated market price of $26.0625, which is the average of the high and low prices for the Common Stock on the Nasdaq National Market as reported by Nasdaq on May 27, 1999.

(4) The warrants being registered hereby are exercisable for 143,075 shares of common stock at an exercise price of $12.00 per share. Pursuant to Rule 457(g) of the Securities Act of 1933, no separate registration fee has been included for the warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated June 1, 1999


                                MICROVISION, INC.

                         286,150 shares of Common Stock
                     143,075 Common Stock Purchase Warrants

     Three of our current securityholders will, from time to time, be offering and selling these shares of our common stock and common stock purchase warrants. We reserved the shares and the warrants for issuance to one of the selling securityholders in August 1996 when it acted as a representative of the several underwriters of our common stock and common stock purchase warrants in connection with our initial public offering of common stock and warrants. In October 1998, this securityholder transferred a portion of its securityholdings to two of its affiliates who will also be offering and selling the securities offered by this prospectus. For a description of the transactions in which the selling securityholders acquired the right to the shares and the warrants, you should refer to the "Selling Securityholders" section of this prospectus which begins on page 4.

     The selling securityholders may sell the shares and warrants from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling securityholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 6. We will not receive any proceeds from the sale of the shares or warrants, but will bear the costs relating to the registration of these securities.

     Our common stock and common stock purchase warrants are traded on the Nasdaq National Market under the symbols "MVIS" and "MVISW," respectively. On May 26, 1999, the closing price for our common stock was $26.25 per share and the closing price for our common stock purchase warrants was $14.25 per warrant.

                         -------------------------------

     The securities offered in this prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated by reference in this prospectus, in determining whether to purchase our common stock or warrants.

                        -------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares or warrants, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         -------------------------------

                   The date of this Prospectus is _____, 1999.

                                TABLE OF CONTENTS


     Section                                                     Page
     -------                                                     ----
     Our Business ....................................             3
     Selling Securityholders .........................             4
     Plan of Distribution ............................             6
     Experts .........................................             7
     Limitation of Liability and Indemnification .....             7
     Information Incorporated by Reference ...........             8
     Available Information ...........................             9




     You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 15. Neither Microvision nor any of the selling securityholders has authorized any other person to provide you with information different from that contained in this prospectus.

     The shares of common stock are not being offered in any jurisdiction where the offering is not permitted.

     The information contained in this prospectus is correct only as of the date on the cover, regardless of the date this prospectus was delivered to you or the date on which you acquired any of the shares.

                                  OUR BUSINESS

     Microvision develops information display technologies that allow electronically generated images and information to be projected onto the retina of the viewer's eye. We have developed prototype Virtual Retinal Display(TM) ("VRDTM") devices, including portable color and monochrome versions, and currently are refining, developing and marketing our VRD technology for commercial applications. We expect to commercialize our technology through the development of products and as a supplier of personal display technology to original equipment manufacturers. We believe that the VRD technology will be useful in a variety of applications, including portable communications and visual simulation for defense, medical, industrial and consumer markets that may include superimposing images on the user's field of view. We expect that our technology will allow for the production of highly miniaturized, lightweight, battery-operated displays that can be held or worn comfortably. Microvision's scanning technology also may be applied to the capturing of images, in such possible applications as a digital camera or a bar code reader.

     Our objective is to be a leading provider of personal display products and imaging technology in a broad range of professional and consumer applications. We intend to achieve this objective and to generate revenues by licensing our technology to original equipment manufacturers of consumer electronics products; providing engineering services associated with cooperative development arrangements and research contracts; and manufacturing and selling high-performance personal display products to professional users, directly or through joint ventures.

     Microvision was incorporated in 1993. Our offices are located at 19910 North Creek Parkway, Bothell, WA 98011-3008, and our telephone number is (425) 415-6847.

                             SELLING SECURITYHOLDERS

     On August 27, 1996, we issued a warrant (the "Initial Warrant") to Paulson Investment Company, Inc. ("Paulson") to acquire 143,075 units at an exercise price of $9.60 per unit. The material terms of the transaction in which Paulson acquired the Initial Warrant are described in our Registration Statement on Form SB-2, as amended, Registration No. 333-5276-LA. On October 30, 1998, Paulson transferred a portion of the Initial Warrant to two of its officers, Chester L.F. Paulson and M. Lorraine Maxfield (collectively with Paulson, the "selling securityholders"). Each unit issuable upon exercise of the warrants held by the selling securityholders (the "Paulson Warrants") consists of one share of common stock and one common stock purchase warrant (the "Unit Warrants"). The selling securityholders may, from time to time, offer and sell these shares of common stock or the Unit Warrants, which have been described below.

     Common Stock

     For a description of our common stock, you should refer to our Registration Statement on Form SB-2, as amended, Registration No. 333-5276-LA.

     Unit Warrants

     The Unit Warrants will be issued in registered form under a Warrant Agreement we entered into with American Stock Transfer & Trust Company, as warrant agent. The material terms of the Unit Warrants are described below:

     Exercise Price. Each Unit Warrant entitles its holder to acquire one share of our common stock at an exercise price of $12.00 per share, subject to adjustment under certain circumstances in the event of stock splits, stock dividends, recapitalizations, reclassifications, and similar events. This exercise price will not be adjusted on account of the sale by us of our common stock or for changes in market price or other performance criteria.

     Exercise Period. Subject to certain conditions, the holder of a Unit Warrant will be entitled to exercise that Unit Warrant at any time until August 27, 2001, unless we earlier redeem it.

     Redemption. We are entitled to redeem outstanding Unit Warrants for $.25 per Unit Warrant by giving at least 30 days prior written notice to the registered holders, if the closing bid price (as defined in the Warrant Agreement described above) per share of common stock for each of the 20 consecutive trading days immediately preceding the date notice of redemption is given exceeds $24.00. If we give notice of our intent to redeem the Unit Warrants, a holder would be required either to (i) exercise his or her Unit Warrants before the date specified in the redemption notice, or (ii) accept the redemption price.

Securities Ownership

The following tables set forth certain information regarding the common stock and Unit Warrants held by the selling securityholders as of May 25, 1999 and as adjusted to give effect to the sale of the shares and Unit Warrants offered by this prospectus. The information relating to the shares owned by the selling securityholders prior to the offering excludes the number of shares issuable upon exercise of the Paulson Warrants and the Unit Warrants. The information relating to the shares being offered represents the maximum number of shares of common stock issuable upon exercise of the Paulson Warrants and the Unit Warrants.


                                                            Ownership After
                                                          Offering if All Shares
                               Shares                    Offered Hereby Are Sold
                             Owned Prior   Shares Being
Selling Securityholder       to Offering    Offered         Shares     Percent
---------------------------- ------------  ------------  ------------ ----------
Paulson Investment Company,     -0-         247,520          -0-         -
Inc.
Chester L.F. Paulson            -0-          25,754          -0-         -
M. Lorraine Maxfield            -0-          12,876          -0-         -
---------------------------- ------------- -------------    -----     ----------
Total                           -0-         286,150          -0-         -


The information below relating to the Unit Warrants owned by the selling securityholders prior to the offering excludes the maximum number of Unit Warrants issuable upon exercise of the Paulson Warrants. The information relating to the Unit Warrants being offered represents the maximum number of Unit Warrants issuable upon exercise of the Paulson Warrants.

                                                            Ownership After
                                                         Offering if All Unit
                            Unit Warrants Unit Warrants Warrants Offered Hereby
                             Owned Prior    Being              Are Sold
Selling Securityholder       to Offering   Offered      Unit Warrants  Percent
---------------------------- ------------ ------------  ------------ -----------
Paulson Investment Company,      -0-       123,760          -0-           -
Inc.
Chester L.F. Paulson             -0-        12,877          -0-           -
M. Lorraine Maxfield             -0-         6,438          -0-           -
---------------------------     -----    ------------      -----
Total                            -0-       143,075          -0-           -

Certain Relationships

     Neither the selling securityholders nor the officers or directors of Paulson have held any positions or office with us or any of our affiliates within the past three years. As we described earlier, Paulson acted as a representative of the several underwriters involved in our initial public offering of common stock and warrants in August 1996.

     In recognition of the fact that the selling securityholders may wish to be legally permitted to sell their shares and Unit Warrants when they deem appropriate, we previously agreed to maintain with the SEC, under the Securities Act, an effective registration statement with respect to the resale of the shares of common stock and Unit Warrants. This prospectus is a part of that registration statement which registers the following: (1) the maximum number of shares of our common stock which are issuable upon exercise of the Paulson Warrants, (2) the Unit Warrants, and (3) the maximum number of shares of our common stock which are issuable upon exercise of the Unit Warrants. We did previously file a registration statement on Form SB-2 with respect to the these shares and Unit Warrants, but, because the prospectus contained in the SB-2 Registration Statement is no longer current, we are filing this Registration Statement on Form S-3, of which this prospectus forms a part, to provide the selling securityholders with a current prospectus.


                              PLAN OF DISTRIBUTION

     The shares of common stock and common stock purchase warrants are being offered on behalf of the selling securityholders, and we will not receive any proceeds from the offering. The shares of common stock and common stock purchase warrants may be sold or distributed from time to time by the selling securityholders, or by pledgees, donees or transferees of, or other successors in interest to, the selling securityholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agent or may acquire such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be subject to change. The sale of the shares of common stock or common stock purchase warrants may be effected through one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales; (ii) transactions involving cross or block trades or otherwise on the Nasdaq National Market;
(iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus; (iv) "at the market" to or through market makers or into established trading markets, including direct sales to purchasers or sales effected through agents; and (v) any combination of the foregoing, or by any other legally available means. In addition, the selling securityholders or their successors- in- interest may enter into hedging transactions with broker-dealers who may engage in short sales of shares of common stock in the course of hedging the position they assume with the selling securityholders. The selling securityholders or their successors-in-interest also may enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares of common stock or common stock purchase warrants, which shares or warrants may be resold thereafter pursuant to this prospectus. We cannot be certain that all or any of the shares of common stock will be issued to, or sold by, the selling securityholders.

     Brokers, dealers, underwriters or agents participating in the sale of the shares of common stock or warrants as agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders and/or purchasers of the common stock or warrants for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation to a particular broker-dealer may be less than or in excess of customary commissions). The selling securityholders and any broker-dealers or other persons who act in connection with the sale of the common stock or warrants hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of such shares or warrants may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor the selling securityholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling securityholders and any other shareholders, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock or the warrants.

     The selling securityholders and any other persons participating in the sale or distribution of the common stock or common stock purchase warrants will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock and warrants by the selling securityholders or any other such persons. The foregoing may affect the marketability of the common stock and warrants.

     We will pay substantially all of the expenses incidental to the registration, offering and sale of the common stock and warrants to the public other than commissions or discounts of underwriters, broker-dealers or agents. We have agreed with the selling securityholders that each of us will indemnify the other against certain liabilities, including liabilities under the Securities Act.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Microvision, Inc., for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

     Our Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to us or our shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our

Amended and Restated Bylaws authorize us to indemnify our directors, officers, employees and agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling securityholders have sold all the shares and warrants.

     The following documents filed with the SEC are incorporated by reference in this prospectus:

          (1)  Annual Report on Form 10-K for the year ended December 31, 1998;

          (2)  Quarterly Report on Form 10-Q for the quarter ended March 31,
               1999;

          (3) Current Report on Form 8-K for the event of January 14, 1999, as filed with the SEC on January 28, 1999; and

          (4) The description of our common stock set forth in Amendment No. 1 to our Registration Statement on Form SB-2 (Registration No. 333-5276-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-21221).

     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Microvision, Inc., 19910 North Creek Parkway, Bothell, WA 98011-3008, telephone (425) 415-6847.

     The information about us that is contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.

                              AVAILABLE INFORMATION

     This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

     We file annual, quarterly, and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

     Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance you should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

     All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):

      SEC Registration fee.................................     $  2,073.26

      Nasdaq listing fee...................................     $      0.00

      Legal fees...........................................     $  5,000.00

      Accountant's Fees....................................     $  1,000.00

      Printing Fees........................................     $      0.00

      Miscellaneous........................................     $    300.00

      Total................................................     $  8,373.26

Item 15.  Indemnification of Officers and Directors.
          -----------------------------------------

     Article 7 of the Company's Amended and Restated Articles of Incorporation and Section 10 of the Company's Restated Bylaws authorize the Company to indemnify its directors, officers, employees and agents to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.000 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

     Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 6 of the Company's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.

Item 16.  Exhibits.
          --------

     3.1    Amended and Restated Articles of Incorporation of the Company (1)

     3.1.1 Articles of Amendment Containing the Statement of Rights and Preferences of the Series B Convertible Preferred Stock of the Company (2)

     3.2    Amended and Restated Bylaws of the Company (3)

     4.1 Form of Warrant issued to Paulson Investment Company, Inc. for purchase of Units (1)

     4.2    Form of Warrant for purchase of common stock (1)

     5      Opinion on Legality

     23     Consent of PricewaterhouseCoopers LLP

     24     Power of Attorney (included on signature page hereof)
------------------

(1) Incorporated by reference to the Registration Statement on Form SB-2, Registration No. 333-5276-LA.

(2) Incorporated by reference to the Current Report on Form 8-K for the event of January 14, 1999, as filed on January 28, 1999

(3) Incorporated by reference to the Quarterly Report on Form 10-QSB for the quarterly period ending June 30, 1998

Item 17.  Undertakings.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on June 1, 1999.

                                        MICROVISION, INC.


                                        By:      /s/
                                        ----------------------------------------
                                           Richard F. Rutkowski
                                           President and Chief Executive Officer

     KNOW ALL BY THESE PRESENTS that each person whose signature appears below hereby authorizes and appoints Richard F. Rutkowski and Richard A. Raisig, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 1st day of June, 1999:

Signature  and  Title
---------------------


/s/                                          /s/
-------------------------------------        -----------------------------------
Richard F. Rutkowski                         Robert A. Ratliffe
President, Chief Executive                   Director
Officer and Director


                                             /s/
-------------------------------------        -----------------------------------
Stephen R. Willey                            Jacob Brouwer
Director                                     Director


/s/                                          /s/
-------------------------------------        -----------------------------------
Richard A. Raisig                            Richard A. Cowell
Chief Financial Officer (Principal           Director
financial and accounting officer)
and Director


/s/                                          /s/
-------------------------------------        -----------------------------------
Walter J. Lack                               Douglas Trumbull
Director                                     Director


/s/
-------------------------------------        -----------------------------------
William A. Owens                             Margaret Elardi
Director                                     Director